EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238979, 333-251181, and 333-274746 on Form S-8 and Registration Statement No. 333-266959 on Form S-3 of California BanCorp of our report dated March 21, 2024, relating to the consolidated financial statements of California BanCorp, appearing in this Annual Report on Form 10-K of California BanCorp for the year ended December 31, 2023.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 21, 2024